Press Release
FOR RELEASE: April 24, 2025

APOGEE ENTERPRISES REPORTS FISCAL 2025 FOURTH QUARTER
AND FULL YEAR RESULTS

•Fourth-quarter net sales of $346 million
•Fourth-quarter diluted EPS of $0.11 and adjusted diluted EPS of $0.89
•Full-year net sales of $1.36 billion
•Full-year operating margin of 8.7%; full-year adjusted operating margin improves to 11.0%
•Full-year diluted EPS of $3.89; full-year adjusted diluted EPS grows 4% to $4.97
•UW Solutions acquisition delivers in-line with expectations
•Provides initial outlook for fiscal 2026

MINNEAPOLIS, MN, April 24, 2025 – Apogee Enterprises, Inc. (Nasdaq: APOG) today reported its fiscal 2025 fourth-quarter and full-year results. The prior year fourth-quarter and full-year results included the impact of an additional week of operations compared to fiscal 2025. The Company reported the following selected financial results:

	Three Months Ended
(Unaudited, $ in thousands, except per share amounts)	March 1, 2025	March 2, 2024	% Change
Net sales	$345,694	$361,840	(4.5)%
Operating income	$6,134	$21,866	(71.9)%
Operating margin	1.8%	6.0%
Net earnings	$2,485	$15,736	(84.2)%
Diluted earnings per share	$0.11	$0.71	(84.5)%
Additional Non-GAAP Measures[1]
Adjusted operating income	$28,700	$34,269	(16.3)%
Adjusted operating margin	8.3%	9.5%
Adjusted diluted earnings per share	$0.89	$1.14	(21.9)%
Adjusted EBITDA	$41,105	$43,039	(4.5)%
Adjusted EBITDA margin	11.9%	11.9%

1 Adjusted operating income, adjusted operating margin, adjusted diluted earnings per share (EPS), adjusted EBITDA, and adjusted EBITDA margin are non-GAAP financial measures. See Use of Non-GAAP Financial Measures and reconciliations to the most directly comparable GAAP measures later in this press release.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Change in Segment Names
During the fourth quarter, the Company changed the names of two reporting segments, to better reflect their product focus and capabilities. The previously named Architectural Framing Systems Segment is now referred to as the Architectural Metals Segment. The previously named Large-Scale Optical Segment is now referred to as the Performance Surfaces Segment.

Components of Changes in Net Sales

Three months ended March 1, 2025, compared with the three months ended March 2, 2024

(In thousands, except percentages)	Architectural Metals	Architectural Services	Architectural Glass	Performance Surfaces	Intersegment eliminations	Consolidated
Fiscal 2024 net sales	$139,188	$106,278	$96,187	$27,113	$(6,926)	$361,840
Organic business[2]	(16,126)	20,510	(13,902)	(135)	(951)	(10,604)
Impact of 53rd week[3]	(10,914)	(8,893)	(7,128)	(2,241)	472	(28,704)
Acquisition[4]	—	—	—	23,162	—	23,162
Fiscal 2025 net sales	$112,148	$117,895	$75,157	$47,899	$(7,405)	$345,694

Total net sales growth (decline)	(19.4)%	10.9%	(21.9)%	76.7%	6.9%	(4.5)%
Organic business[2]	(11.6)%	19.3%	(14.5)%	(0.5)%	13.7%	(2.9)%
Impact of 53rd week[3]	(7.8)%	(8.4)%	(7.4)%	(8.3)%	(6.8)%	(7.9)%
Acquisition[4]	—%	—%	—%	85.4%	—%	6.4%

Year ended March 1, 2025, compared with the year ended March 2, 2024

(In thousands, except percentages)	Architectural Metals	Architectural Services	Architectural Glass	Performance Surfaces	Intersegment eliminations	Consolidated
Fiscal 2024 net sales	$601,736	$378,422	$378,449	$99,223	$(40,888)	$1,416,942
Organic business[2]	(66,113)	50,332	(49,124)	(6,835)	12,512	(59,228)
Impact of 53rd week[3]	(10,914)	(8,893)	(7,128)	(2,241)	472	(28,704)
Acquisition[4]	—	—	—	31,984	—	31,984
Fiscal 2025 net sales	$524,709	$419,861	$322,197	$122,131	$(27,904)	$1,360,994

Total net sales growth (decline)	(12.8)%	11.0%	(14.9)%	23.1%	(31.8)%	(3.9)%
Organic business[2]	(11.0)%	13.3%	(13.0)%	(6.9)%	(30.6)%	(4.2)%
Impact of 53rd week[3]	(1.8)%	(2.4)%	(1.9)%	(2.3)%	(1.2)%	(2.0)%
Acquisition[4]	—%	—%	—%	32.2%	—%	2.3%

Ty R. Silberhorn, Chief Executive Officer stated, “I am proud of the results our team delivered in fiscal 2025. We expanded adjusted operating margin for the third consecutive year, delivered another year of adjusted ROIC above our targeted level, and achieved record adjusted diluted EPS of $4.97. Through executing our strategy, we’ve driven sustainable operating improvements, that will serve as the foundation for our continued success.”

Mr. Silberhorn continued, “Looking ahead to fiscal 2026, we anticipate current macroeconomic uncertainty to create headwinds in our core non-residential construction market as well as our specialty glass and acrylic markets. Against this backdrop, we’re focused on delivering near-term financial results, creating certainty where we are able during a challenging macroeconomic environment, while continuing to make investments in growth opportunities to further our transformation.”

2 Organic business includes net sales associated with acquired product lines or geographies that occur after the first twelve months from the date the product line or business is acquired and net sales from internally developed product lines or businesses.
3 Amount is estimated based on average weekly net sales of the final month of the prior-year period.
4 The acquisition of UW Solutions, completed on November 4, 2024.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Fourth-Quarter Consolidated Results (Fourth Quarter Fiscal 2025 compared to Fourth Quarter Fiscal 2024)

•Net sales decreased 4.5% to $345.7 million. The prior year included an extra week of operations, which negatively impacted net sales by 7.9%. Net sales were also unfavorably impacted by lower volume, primarily in Architectural Metals and Architectural Glass. These items were partially offset by sales growth in Architectural Services and $23.2 million, or 6.4%, of inorganic sales contribution from the acquisition of UW Solutions.

•Gross margin declined 280 basis points to 21.6%, primarily due to $9.4 million of expense related to an arbitration award, the unfavorable sales leverage impact of lower volume, and an unfavorable product mix in Architectural Metals. These items were partially offset by a more favorable mix of projects in Architectural Services, and lower restructuring, short-term incentive, insurance-related, and quality expenses.

•Selling, general and administrative (SG&A) expenses as a percent of net sales increased 140 basis points to 19.8%, primarily due to a $7.6 million impairment charge in Architectural Metals, the unfavorable sales leverage impact of lower volume, as well as $3.1 million of acquisition-related expenses and higher amortization expense associated with the UW Solutions transaction. These items were partially offset by lower restructuring expense and lower long-term incentive costs.

•Operating income was $6.1 million, and operating margin decreased to 1.8%. Adjusted operating income was $28.7 million and adjusted operating margin decreased by 120 basis points to 8.3%. The lower adjusted operating margin was primarily driven by the unfavorable sales leverage impact of lower volume, and a less favorable product mix, partially offset by a more favorable mix of projects in Architectural Services and lower incentive, insurance-related, and quality expenses.

•Net interest expense increased to $3.5 million, compared to $0.9 million, primarily due to increased debt as a result of the acquisition of UW Solutions.

•Other income was $0.1 million, compared to expense of $1.6 million. The prior year included the unfavorable impact of an investment market-valuation adjustment.

•Diluted earnings per share (EPS) were $0.11, compared to $0.71, and adjusted diluted EPS decreased to $0.89, compared to $1.14.

Full-Year Consolidated Results (Fiscal 2025 compared to Fiscal 2024)

•Net sales declined 3.9% to $1.36 billion. The prior year included an extra week of operations, which negatively impacted net sales by 2.0%. Net sales were also unfavorably impacted by lower volume, primarily in Architectural Glass and Architectural Metals. These items were partially offset by net sales growth in Architectural Services, and $32.0 million, or 2.3%, of inorganic sales contribution from the acquisition of UW Solutions.

•Operating margin was 8.7%, compared to 9.4%. Adjusted operating margin increased 70 basis points to 11.0%, primarily driven by a more favorable mix of projects in Architectural Services, lower quality and insurance-related costs, and lower bad debt expense, partially offset by the unfavorable sales leverage impact of lower volume and higher lease costs.

•Diluted EPS was $3.89, compared to $4.51. Adjusted diluted EPS grew 4.2% to a record $4.97.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Fourth Quarter Segment Results (Fourth Quarter Fiscal 2025 Compared to Fourth Quarter Fiscal 2024)

Architectural Metals
Net sales declined 19.4% to $112.1 million, driven by lower volume, a less favorable sales mix, and a 7.8% unfavorable impact from the additional week in the prior year. The segment had an operating loss of $5.7 million, which included a $7.6 million impairment charge and $1.3 million of restructuring charges. Adjusted operating income was $3.2 million, or 2.8% of net sales, compared to $12.8 million, or 9.2% of net sales. The lower adjusted operating margin was primarily driven by the unfavorable sales leverage impact of lower volume, a less favorable product mix, and unfavorable productivity impacts from the launch of a more standardized product line across multiple facilities, partially offset by lower quality and short-term incentive costs.

Architectural Services
Net sales increased 10.9% to $117.9 million, primarily due to increased volume and a more favorable mix of projects, partially offset by an 8.4% unfavorable impact from the additional week in the prior year. Operating income improved to $8.6 million. Adjusted operating income increased to $8.5 million, or 7.2% of net sales, compared to $6.1 million, or 5.8% of net sales. The improved adjusted operating margin was primarily driven by a more favorable mix of projects, partially offset by higher short-term incentive compensation and lease expenses. Segment backlog5 at the end of the quarter was $720.3 million, compared to $742.2 million at the end of the third quarter.

Architectural Glass
Net sales declined 21.9% to $75.2 million, driven by lower volume, and a 7.4% unfavorable impact from the additional week in the prior year. Operating income was $11.0 million, or 14.6% of net sales, compared to $18.9 million, or 19.7% of net sales. The lower operating margin was primarily driven by the unfavorable sales leverage impact of lower volume, partially offset by lower quality costs.

Performance Surfaces
Net sales increased 76.7% to $47.9 million. This included a 0.5% organic business sales decline, an 8.3% unfavorable impact from the extra week in the prior year, and 85.4% of favorable inorganic contribution from the UW Solutions acquisition. Operating income was $6.1 million, or 12.8% of net sales, which included $3.2 million of acquisition-related costs. Adjusted operating income was $9.3 million, or 19.5% of net sales, compared to $6.9 million, or 25.6% of net sales. The lower adjusted operating margin was primarily driven by the dilutive impact of lower adjusted operating margin from UW Solutions, and the unfavorable sales leverage impact of lower organic volume, partially offset by improved productivity.

Corporate and Other
Corporate and other expense decreased to $13.8 million, compared to $14.5 million, primarily due to lower restructuring charges, lower long-term incentive compensation costs, and lower insurance-related expenses, partially offset by $9.4 million of expense related to an arbitration award.

Financial Condition
Net cash provided by operating activities in the fourth quarter was $30.0 million, compared to $74.9 million in the prior year period. For the full year, net cash provided by operating activities was $125.2 million, compared to $204.2 million last year, primarily reflecting increased cash used for working capital. Capital expenditures for the full year were $35.6 million, compared to $43.2 million last year.

In the fourth quarter, the Company returned $35.8 million of cash to shareholders, through $30.3 million of stock repurchases and $5.5 million of dividends. For the full year, the Company returned $67.1 million of cash to shareholders through share repurchases and dividends, up from $33.0 million in the prior year.
5 Backlog is a non-GAAP financial measure. See Use of Non-GAAP Financial Measures later in this press release for more information.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Quarter-end long-term debt increased to $285.0 million, bringing the Consolidated Leverage Ratio6 (as defined in the Company’s credit agreement) to 1.3x at the end of the quarter.

Subsequent Events

Arbitration Award
As a result of a March 2025 appellate court decision confirming a December 2022 arbitration award, the Company paid the arbitration award, including accrued post-judgment interest, in the amount of $24.7 million, on April 7, 2025. As a result of the decision, we recorded expense of $9.4 million, which represents the impact of the award amount net of existing reserves and estimated insurance proceeds. This impact was recorded in cost of goods sold in the fourth quarter of fiscal 2025.

Project Fortify
The Company completed the initial phase of Project Fortify during the fourth quarter of fiscal 2025, incurring total project pre-tax charges of $16.7 million, with estimated annualized cost savings of approximately $14 million. The Company is announcing a second phase of Project Fortify (referred to as "Project Fortify Phase 2" or "Phase 2") to drive further cost efficiencies, primarily in the Architectural Services and Architectural Metals Segments. Phase 2 will further optimize our manufacturing footprint and align resources to enable a more effective operating model. The Company expects the actions of Phase 2 to incur approximately $24 million to $26 million of pre-tax charges, of which approximately $8 million are expected to be non-cash charges, and deliver estimated annualized pre-tax cost savings of approximately $13 million to $15 million. The Company expects the actions associated with Phase 2 to be substantially completed by the end of the fourth quarter of fiscal 2026.

Fiscal 2026 Outlook
Due to current macroeconomic and tariff-related uncertainty, the Company is providing a wider range of outlook metrics than historical practice. The outlook provided includes the estimated impacts of the prevailing international tariff frameworks in place as of the date of this release.

The Company expects net sales in the range of $1.37 billion to $1.43 billion. The Company expects diluted EPS in the range of $2.54 to $3.19 and adjusted diluted EPS in the range of $3.55 to $4.107. This includes a current projected unfavorable EPS impact from tariffs of $0.45 to $0.55, which will mostly impact the first half of fiscal 2026, before mitigation efforts take full effect. The Company’s outlook assumes interest expense of $14.5 million to $15.5 million, an effective tax rate of approximately 24.5%, and capital expenditures between $35 million to $40 million.

The Company expects the UW Solutions business, that was acquired in November 2024, to contribute approximately $100 million of net sales with an adjusted EBITDA margin of approximately 20%.

Due to the impacts of moderating operating margins in Metals and Glass, increased interest expense, and tariff-related expenses concentrated in the first half of fiscal 2026, the Company expects more significant year-over-year declines in adjusted diluted EPS in the first and second quarters of fiscal 2026.

Conference Call Information
The Company will host a conference call today at 8:00 a.m. Central Time to discuss this earnings release. This call will be webcast and is available in the Investor Relations section of the Company’s website, along with presentation slides, at https://www.apog.com/events-and-presentations. A replay and transcript of the webcast will be available on the Company’s website following the conference call.
6 Consolidated Leverage Ratio is a non-GAAP financial measure. See Use of Non-GAAP Financial Measures later in this press release for more information.
7 See reconciliation of Fiscal 2026 estimated adjusted diluted earnings per share to GAAP diluted earnings per share later in this press release.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

About Apogee Enterprises
Apogee Enterprises, Inc. (Nasdaq: APOG) is a leading provider of architectural building products and services, as well as high-performance coated materials used in a variety of applications. Headquartered in Minneapolis, MN, our portfolio of industry-leading products and services includes architectural glass, windows, curtainwall, storefront and entrance systems, integrated project management and installation services, and high-performance coatings that provide protection, innovative design, and enhanced performance. For more information, visit www.apog.com.

Use of Non-GAAP Financial Measures
Management uses non-GAAP measures to evaluate the Company’s historical and prospective financial performance, measure operational profitability on a consistent basis, as a factor in determining executive compensation, and to provide enhanced transparency to the investment community. Non-GAAP measures should be viewed in addition to, and not as a substitute for, the reported financial results of the Company prepared in accordance with GAAP. Other companies may calculate these measures differently, limiting the usefulness of the measures for comparison with other companies. This release and other financial communications may contain the following non-GAAP measures:

•Adjusted operating income, adjusted operating margin, adjusted net earnings, and adjusted diluted EPS are used by the Company to provide meaningful supplemental information about its operating performance by excluding amounts that the Company does not consider to be part of core operating results, to enhance comparability of results from period to period.
•Adjusted EBITDA represents adjusted net earnings before interest, taxes, depreciation, and amortization. The Company believes adjusted EBITDA and adjusted EBITDA margin metrics provide useful information to investors and analysts about the Company’s core operating performance.
•Free cash flow is defined as net cash provided by operating activities, minus capital expenditures. The Company considers this measure an indication of its financial strength. However, free cash flow does not fully reflect the Company’s ability to freely deploy generated cash, as it does not reflect, for example, required payments on indebtedness and other fixed obligations.
•Adjusted return on invested capital (“ROIC”) is defined as adjusted operating income net of tax, divided by average invested capital. The Company believes this measure is useful in understanding operational performance and capital allocation over time.
•Consolidated Leverage Ratio is calculated as Consolidated Funded Indebtedness minus Unrestricted Cash at the end of the current period, divided by Consolidated EBITDA (calculated as EBITDA plus certain non-cash charges and allowed addbacks, less certain non-cash income, plus the pro forma effect of acquisitions and certain pro forma run-rate cost savings for acquisitions and dispositions, as applicable for the trailing twelve months ended as of the current period). All capitalized and undefined terms used in this bullet are defined in the Company’s credit agreement dated July 19, 2024. The Company is unable to present a quantitative reconciliation of forward-looking expected Consolidated Leverage Ratio to its most directly comparable forward-looking GAAP financial measure because such information is not available, and management cannot reliably predict all the necessary components of such GAAP financial measure without unreasonable effort or expense. In addition, the Company believes such reconciliation would imply a degree of precision that would be confusing or misleading to investors.
•Backlog is an operating measure used by management to assess future potential sales revenue. Backlog is defined as the dollar amount of signed contracts or firm orders, generally as a result of a competitive bidding process, which is expected to be recognized as revenue. It is most meaningful for the Architectural Services segment, due to the longer-term nature of their projects. Backlog is not a term defined under U.S. GAAP and is not a measure of contract profitability. Backlog should not be used as the sole indicator of future revenue because the Company has a substantial number of projects with short lead times that book-and-bill within the same reporting period that are not included in backlog.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. The words “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast,” “project,” “should,” “will,” “continue,” and similar expressions are intended to identify “forward-looking statements”. These statements reflect Apogee management’s expectations or beliefs as of the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified by factors that may affect the results, performance, financial condition, prospects and opportunities of the Company, including the following: (A) North American and global economic conditions, including the cyclical nature of the North American and Latin American non-residential construction industries and the potential impact of an economic downturn or recession; (B) U.S. and global instability and uncertainty arising from events outside of our control; (C) actions of new and existing competitors; (D) departure of key personnel and ability to source sufficient labor; (E) product performance, reliability and quality issues; (F) project management and installation issues that could affect the profitability of individual contracts; (G) dependence on a relatively small number of customers in one operating segment; (H) financial and operating results that could differ from market expectations; (I) self-insurance risk related to a material product liability or other events for which the Company is liable; (J) maintaining our information technology systems and potential cybersecurity threats; (K) cost of regulatory compliance, including environmental regulations; (L) supply chain disruptions, including fluctuations in the availability and cost of materials used in our products and the impact of trade policies and regulations, including existing and potential future tariffs; (M) integration and future operating results of acquisitions, including but not limited to the acquisition of UW Solutions, and management of acquired contracts; (N) impairment of goodwill or indefinite-lived intangible assets; (O) our ability to successfully manage and implement our enterprise strategy; (P) our ability to maintain effective internal controls over financial reporting; (Q) our judgements regarding accounting for tax positions and resolution of tax disputes; (R) the impacts of cost inflation and interest rates; and (S) the impact of changes in capital and credit markets on our liquidity and cost of capital. The Company cautions investors that actual future results could differ materially from those described in the forward-looking statements and that other factors may in the future prove to be important in affecting the Company’s results, performance, prospects, or opportunities. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor can it assess the impact of each factor on the business or the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. More information concerning potential factors that could affect future financial results is included in the Company’s Annual Report on Form 10-K and in subsequent filings with the U.S. Securities and Exchange Commission.

Contact
Jeff Huebschen
Vice President, Investor Relations & Communications
952.487.7538
ir@apog.com

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Consolidated Condensed Statements of Income
(Unaudited)

	Three Months Ended			Twelve Months Ended
	March 1, 2025	March 2, 2024		March 1, 2025	March 2, 2024
(In thousands, except per share amounts)	(13 weeks)	(14 weeks)	% Change	(52 weeks)	(53 weeks)	% Change
Net sales	$345,694	$361,840	(4.5)%	$1,360,994	$1,416,942	(3.9)%
Cost of sales	271,127	273,374	(0.8)%	1,001,101	1,049,814	(4.6)%
Gross profit	74,567	88,466	(15.7)%	359,893	367,128	(2.0)%
Selling, general and administrative expenses	68,433	66,600	2.8%	241,783	233,295	3.6%
Operating income	6,134	21,866	(71.9)%	118,110	133,833	(11.7)%
Interest expense, net	3,525	949	271.4%	6,159	6,669	(7.6)%
Other (income) expense, net	(130)	1,633	(108.0)%	(623)	(2,089)	(70.2)%
Earnings before income taxes	2,739	19,284	(85.8)%	112,574	129,253	(12.9)%
Income tax expense	254	3,548	(92.8)%	27,522	29,640	(7.1)%
Net earnings	$2,485	$15,736	(84.2)%	$85,052	$99,613	(14.6)%

Basic earnings per share	$0.12	$0.72	(83.3)%	$3.91	$4.55	(14.1)%
Diluted earnings per share	$0.11	$0.71	(84.5)%	$3.89	$4.51	(13.7)%
Weighted average basic shares outstanding	21,539	21,819	(1.3)%	21,726	21,871	(0.7)%
Weighted average diluted shares outstanding	21,793	22,102	(1.4)%	21,891	22,091	(0.9)%
Cash dividends per common share	$0.26	$0.25	4.0%	$1.01	$0.97	4.1%

% of Sales
Gross margin	21.6%	24.4%		26.4%	25.9%
Selling, general and administrative expenses	19.8%	18.4%		17.8%	16.5%
Operating margin	1.8%	6.0%		8.7%	9.4%

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Business Segment Information
(Unaudited)
	Three Months Ended			Twelve Months Ended
	March 1, 2025	March 2, 2024		March 1, 2025	March 2, 2024
(In thousands)	(13 weeks)	(14 weeks)	% Change	(52 weeks)	(53 weeks)	% Change
Segment net sales
Architectural Metals	$112,148	$139,188	(19.4)%	$524,709	$601,736	(12.8)%
Architectural Services	117,895	106,278	10.9%	419,861	378,422	11.0%
Architectural Glass	75,157	96,187	(21.9)%	322,197	378,449	(14.9)%
Performance Surfaces	47,899	27,113	76.7%	122,131	99,223	23.1%
Intersegment eliminations	(7,405)	(6,926)	6.9%	(27,904)	(40,888)	(31.8)%
Net sales	$345,694	$361,840	(4.5)%	$1,360,994	$1,416,942	(3.9)%
Segment operating income (loss)
Architectural Metals	$(5,721)	$6,847	(183.6)%	$42,466	$64,833	(34.5)%
Architectural Services	8,563	3,629	136.0%	30,046	11,840	153.8%
Architectural Glass	10,997	18,927	(41.9)%	59,274	68,046	(12.9)%
Performance Surfaces	6,130	6,945	(11.7)%	19,611	24,233	(19.1)%
Corporate and other	(13,835)	(14,482)	(4.5)%	(33,287)	(35,119)	(5.2)%
Operating income	$6,134	$21,866	(71.9)%	$118,110	$133,833	(11.7)%
Segment operating margin
Architectural Metals	(5.1)%	4.9%		8.1%	10.8%
Architectural Services	7.3%	3.4%		7.2%	3.1%
Architectural Glass	14.6%	19.7%		18.4%	18.0%
Performance Surfaces	12.8%	25.6%		16.1%	24.4%
Corporate and other	N/M	N/M		N/M	N/M
Operating margin	1.8%	6.0%		8.7%	9.4%
N/M - Indicates calculation is not meaningful
•Segment net sales is defined as net sales for a certain segment and includes revenue related to intersegment transactions.
•Net sales intersegment eliminations are reported separately to exclude these sales from our consolidated total.
•Segment operating income is equal to net sales, less cost of goods sold, and SG&A.
•Segment operating income includes operating income related to intersegment sales transactions and excludes certain corporate costs that are not allocated at a segment level. We report these unallocated corporate costs separately in Corporate and other.
•Segment operating income does not include any other income or expense, interest expense or a provision for income taxes.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Consolidated Condensed Balance Sheets
(Unaudited)
(In thousands)	March 1, 2025	March 2, 2024
Assets
Current assets
Cash and cash equivalents	$41,448	$37,216
Receivables, net	185,590	173,557
Inventories, net	92,305	69,240
Contract assets	71,842	49,502
Other current assets	50,919	29,124
Total current assets	442,104	358,639
Property, plant and equipment, net	268,139	244,216
Operating lease right-of-use assets	62,314	40,221
Goodwill	235,775	129,182
Intangible assets, net	128,417	66,114
Other non-current assets	38,520	45,692
Total assets	$1,175,269	$884,064
Liabilities and shareholders' equity
Current liabilities
Accounts payable	98,804	84,755
Accrued compensation and benefits	48,510	53,801
Contract liabilities	35,193	34,755
Operating lease liabilities	15,290	12,286
Other current liabilities	87,659	59,108
Total current liabilities	285,456	244,705
Long-term debt	285,000	62,000
Non-current operating lease liabilities	51,632	31,907
Non-current self-insurance reserves	30,382	30,552
Other non-current liabilities	34,901	43,875
Total shareholders’ equity	487,898	471,025
Total liabilities and shareholders’ equity	$1,175,269	$884,064

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Consolidated Statement of Cash Flows
(Unaudited)
	Twelve Months Ended
	March 1, 2025	March 2, 2024
(In thousands)	(52 weeks)	(53 weeks)
Operating Activities
Net earnings	$85,052	$99,613
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	44,608	41,588
Share-based compensation	10,725	9,721
Deferred income taxes	3,836	(9,748)
Asset impairment on property, plant and equipment	—	6,195
Loss (gain) on disposal of property, plant and equipment	408	826
Impairment on intangible assets	7,634	—
Settlement of New Markets Tax Credit transaction	—	(4,687)
Non-cash lease expense	13,749	11,721
Other, net	(1,247)	4,615
Changes in operating assets and liabilities:
Receivables	(508)	23,993
Inventories	(5,810)	9,366
Contract assets	(22,625)	9,880
Accounts payable	9,595	(2,655)
Accrued compensation and benefits	(11,793)	2,102
Contract liabilities	598	6,590
Operating lease liability	(12,703)	(12,632)
Accrued income taxes	(5,120)	6,523
Other current assets and liabilities	8,763	1,143
Net cash provided by operating activities	125,162	204,154
Investing Activities
Capital expenditures	(35,593)	(43,180)
Proceeds from sales of property, plant and equipment	693	293
Purchases of marketable securities	(2,394)	(2,953)
Sales/maturities of marketable securities	3,570	2,165
Acquisition of business, net of cash acquired	(232,169)	—
Net cash used by investing activities	(265,893)	(43,675)
Financing Activities
Proceeds from revolving credit facilities	77,201	196,964
Repayment on revolving credit facilities	(57,201)	(304,817)
Proceeds from term loans	250,000	—
Repayment of debt	(47,000)	—
Payments of debt issuance costs	(3,798)	—
Repurchase of common stock	(45,364)	(11,821)
Dividends paid	(21,737)	(21,133)
Other, net	(6,052)	(3,800)
Net cash provided by (used in) financing activities	146,049	(144,607)
Effect of exchange rates on cash	(1,086)	(129)
Increase in cash, cash equivalents and restricted cash	4,232	15,743
Cash, cash equivalents and restricted cash at beginning of period	37,216	21,473
Cash and cash equivalents at end of period	$41,448	$37,216

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Reconciliation of Non-GAAP Financial Measures
Adjusted Net Earnings and Adjusted Diluted Earnings per Share
(Unaudited)

	Three Months Ended		Twelve Months Ended
	March 1, 2025	March 2, 2024	March 1, 2025	March 2, 2024
(In thousands)	(13 weeks)	(14 weeks)	(52 weeks)	(53 weeks)
Net earnings	$2,485	$15,736	$85,052	$99,613
Acquisition-related costs (1)
Transaction	676	—	4,424	—
Integration	1,114	—	2,055	—
Backlog amortization	1,535	—	2,340	—
Inventory step-up	1,104	—	1,483	—
Total Acquisition-related costs	4,429	—	10,302	—
Restructuring charges (2)	1,110	12,403	4,323	12,403
Impairment expense (3)	7,634	—	7,634	—
Arbitration award expense (4)	9,393	—	9,393	—
NMTC settlement gain (5)	—	—	—	(4,687)
Income tax impact on above adjustments (6)	(5,614)	(3,039)	(7,832)	(1,890)
Adjusted net earnings	$19,437	$25,100	$108,872	$105,439

	Three Months Ended		Twelve Months Ended
	March 1, 2025	March 2, 2024	March 1, 2025	March 2, 2024
	(13 weeks)	(14 weeks)	(52 weeks)	(53 weeks)
Diluted earnings per share	$0.11	$0.71	$3.89	$4.51
Acquisition-related costs (1)
Transaction	0.03	—	0.20	—
Integration	0.05	—	0.09	—
Backlog amortization	0.07	—	0.11	—
Inventory step-up	0.05	—	0.07	—
Total Acquisition-related costs	0.20	—	0.47	—
Restructuring charges (2)	0.05	0.56	0.20	0.56
Impairment expense (3)	0.35	—	0.35	—
Arbitration award expense (4)	0.43	—	0.43	—
NMTC settlement gain (5)	—	—	—	(0.21)
Income tax impact on above adjustments (6)	(0.26)	(0.14)	(0.36)	(0.09)
Adjusted diluted earnings per share	$0.89	$1.14	$4.97	$4.77

Weighted average diluted shares outstanding	21,793	22,102	21,891	22,091

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

(1)
Acquisition-related costs include:
•Transaction costs related to the UW Solutions acquisition.
•Integration costs related to one-time expenses incurred to integrate the UW Solutions acquisition.
•Backlog amortization related to the value attributed to contracting the backlog purchased in the UW Solutions acquisition. These costs were amortized in SG&A over the period that the contracted backlog was shipped.
•Inventory step-up related to the incremental cost to value inventory acquired as part of the UW Solutions acquisition at fair value. These costs were expensed to cost of goods sold over the period the inventory was sold.

(2)
Restructuring charges related to Project Fortify, including $(0.2) million of employee termination costs and $1.3 million of other costs incurred in the fourth quarter of fiscal 2025, and $1.1 million of employee termination costs and $3.2 million of other costs incurred in fiscal 2025. Restructuring charges related to Project Fortify, including $6.2 million of asset impairment charges, $5.9 million of employee termination costs and $0.3 million of other costs incurred in the fourth quarter of fiscal 2024.

(3)	Impairment expense on intangible assets in the Architectural Metals Segment.
(4)	Expense related to an arbitration award, which represents the impact of the award amount net of existing reserves and estimated insurance proceeds.
(5)	Realization of a New Markets Tax Credit (NMTC) benefit during the second quarter of fiscal 2024, which was recorded in other expense (income), net.
(6)	Income tax impact reflects the estimated blended statutory tax rate for the jurisdictions in which the charge or income occurred.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Reconciliation of Non-GAAP Financial Measures
Adjusted Operating Income (Loss) and Adjusted Operating Margin
(Unaudited)

	Three Months Ended March 1, 2025
(In thousands)	Architectural Metals	Architectural Services	Architectural Glass	Performance Surfaces	Corporate and Other	Consolidated
Operating income (loss)	$(5,721)	$8,563	$10,997	$6,130	$(13,835)	$6,134
Acquisition-related costs (1)
Transaction	—	—	—	—	676	676
Integration	—	—	—	559	555	1,114
Backlog amortization	—	—	—	1,535	—	1,535
Inventory step-up	—	—	—	1,104	—	1,104
Total Acquisition-related costs	—	—	—	3,198	1,231	4,429
Restructuring charges (2)	1,268	(30)	—	—	(128)	1,110
Impairment expense (3)	7,634	—	—	—	—	7,634
Arbitration award expense (4)	—	—	—	—	9,393	9,393
Adjusted operating income (loss)	$3,181	$8,533	$10,997	$9,328	$(3,339)	$28,700

Operating margin	(5.1)%	7.3%	14.6%	12.8%	N/M	1.8%
Acquisition-related costs (1)
Transaction	—	—	—	—	N/M	0.2
Integration	—	—	—	1.2	N/M	0.3
Backlog amortization	—	—	—	3.2	N/M	0.4
Inventory step-up	—	—	—	2.3	N/M	0.3
Total Acquisition-related costs	—	—	—	6.7	N/M	1.3
Restructuring charges (2)	1.1	—	—	—	N/M	0.3
Impairment expense (3)	6.8	—	—	—	N/M	2.2
Arbitration award expense (4)	—	—	—	—	N/M	2.7
Adjusted operating margin	2.8%	7.2%	14.6%	19.5%	N/M	8.3%

	Three Months Ended March 2, 2024
(In thousands)	Architectural Metals	Architectural Services	Architectural Glass	Performance Surfaces	Corporate and Other	Consolidated
Operating income (loss)	$6,847	$3,629	$18,927	$6,945	$(14,482)	$21,866
Restructuring charges (2)	5,970	2,526	—	—	3,907	12,403
Adjusted operating income (loss)	$12,817	$6,155	$18,927	$6,945	$(10,575)	$34,269

Operating margin	4.9%	3.4%	19.7%	25.6%	N/M	6.0%
Restructuring charges (2)	4.3	2.4	—	—	N/M	3.4
Adjusted operating margin	9.2%	5.8%	19.7%	25.6%	N/M	9.5%

(1)
Acquisition-related costs include:
•Transaction costs related to the UW Solutions acquisition.
•Integration costs related to one-time expenses incurred to integrate the UW Solutions acquisition.
•Backlog amortization related to the value attributed to contracting the backlog purchased in the UW Solutions acquisition. These costs were amortized in SG&A over the period that the contracted backlog was shipped.
•Inventory step-up related to the incremental cost to value inventory acquired as part of the UW Solutions acquisition at fair value. These costs were expensed to cost of goods sold over the period the inventory was sold.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

(2)
Restructuring charges related to Project Fortify, including $(0.2) million of employee termination costs and $1.3 million of other costs incurred in the fourth quarter of fiscal 2025. Restructuring charges related to Project Fortify, including $6.2 million of asset impairment charges, $5.9 million of employee termination costs and $0.3 million of other costs incurred in the fourth quarter of fiscal 2024.

(3)	Impairment expense on intangible assets in the Architectural Metals Segment.
(4)	Expense related to an arbitration award, which represents the impact of the award amount net of existing reserves and estimated insurance proceeds.

Apogee Enterprises, Inc.
Reconciliation of Non-GAAP Financial Measures
Adjusted Operating Income (Loss) and Adjusted Operating Margin
(Unaudited)

	Twelve Months Ended March 1, 2025
(In thousands)	Architectural Metals	Architectural Services	Architectural Glass	Performance Surfaces	Corporate and Other	Consolidated
Operating income (loss)	$42,466	$30,046	$59,274	$19,611	$(33,287)	$118,110
Acquisition-related costs (1)
Transaction	—	—	—	—	4,424	4,424
Integration	—	—	—	706	1,349	2,055
Backlog amortization	—	—	—	2,340	—	2,340
Inventory step-up	—	—	—	1,483	—	1,483
Total Acquisition-related costs	—	—	—	4,529	5,773	10,302
Restructuring charges (2)	4,024	(489)	—	—	788	4,323
Impairment expense (3)	7,634	—	—	—	—	7,634
Arbitration award expense (4)	—	—	—	—	9,393	9,393
Adjusted operating income (loss)	$54,124	$29,557	$59,274	$24,140	$(17,333)	$149,762

Operating margin	8.1%	7.2%	18.4%	16.1%	N/M	8.7%
Acquisition-related costs (1)
Transaction	—	—	—	—	N/M	0.3
Integration	—	—	—	0.6	N/M	0.2
Backlog amortization	—	—	—	1.9	N/M	0.2
Inventory step-up	—	—	—	1.2	N/M	0.1
Total Acquisition-related costs	—	—	—	3.7	N/M	0.8
Restructuring charges (2)	0.8	(0.1)	—	—	N/M	0.3
Impairment expense (3)	1.5	—	—	—	N/M	0.6
Arbitration award expense (4)	—	—	—	—	N/M	0.7
Adjusted operating margin	10.3%	7.0%	18.4%	19.8%	N/M	11.0%

	Twelve Months Ended March 2, 2024
(In thousands)	Architectural Metals	Architectural Services	Architectural Glass	Performance Surfaces	Corporate and Other	Consolidated
Operating income (loss)	$64,833	$11,840	$68,046	$24,233	$(35,119)	$133,833
Restructuring charges (2)	5,970	2,526	—	—	3,907	12,403
Adjusted operating income (loss)	$70,803	$14,366	$68,046	$24,233	$(31,212)	$146,236

Operating margin	10.8%	3.1%	18.0%	24.4%	N/M	9.4%
Restructuring charges (2)	1.0	0.7	—	—	N/M	0.9
Adjusted operating margin	11.8%	3.8%	18.0%	24.4%	N/M	10.3%

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

(1)
Acquisition-related costs include:
•Transaction costs related to the UW Solutions acquisition.
•Integration costs related to one-time expenses incurred to integrate the UW Solutions acquisition.
•Backlog amortization related to the value attributed to contracting the backlog purchased in the UW Solutions acquisition. These costs were amortized in SG&A over the period that the contracted backlog was shipped.
•Inventory step-up related to the incremental cost to value inventory acquired as part of the UW Solutions acquisition at fair value. These costs were expensed to cost of goods sold over the period the inventory was sold.

(2)
Restructuring charges related to Project Fortify, including $1.1 million of employee termination costs and $3.2 million of other costs incurred in fiscal 2025. Restructuring charges related to Project Fortify, including $6.2 million of asset impairment charges, $5.9 million of employee termination costs and $0.3 million of other costs incurred in fiscal 2024.

(3)	Impairment expense on intangible assets in the Architectural Metals Segment.
(4)	Expense related to an arbitration award, which represents the impact of the award amount net of existing reserves and estimated insurance proceeds.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDA and Adjusted EBITDA Margin (Earnings before interest, taxes, depreciation and amortization)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	March 1, 2025	March 2, 2024	March 1, 2025	March 2, 2024
(In thousands)	(13 weeks)	(14 weeks)	(52 weeks)	(53 weeks)
Net earnings	$2,485	$15,736	$85,052	$99,613
Income tax expense	254	3,548	27,522	29,640
Interest expense, net	3,525	949	6,159	6,669
Depreciation and amortization	13,810	10,403	44,608	41,588
EBITDA	$20,074	$30,636	$163,341	$177,510
Acquisition-related costs (1)
Transaction	676	—	4,424	—
Integration	1,114	—	2,055	—
Inventory step-up	1,104	—	1,483	—
Total Acquisition-related costs	2,894	—	7,962	—
Restructuring charges (2)	1,110	12,403	4,323	12,403
Impairment expense (3)	7,634	—	7,634	—
Arbitration award expense (4)	9,393	—	9,393	—
NMTC settlement gain (5)	—	—	—	(4,687)
Adjusted EBITDA	$41,105	$43,039	$192,653	$185,226

EBITDA Margin	5.8%	8.5%	12.0%	12.5%
Adjusted EBITDA Margin	11.9%	11.9%	14.2%	13.1%

(1)
Acquisition-related costs include:
•Transaction costs related to the UW Solutions acquisition.
•Integration costs related to one-time expenses incurred to integrate the UW Solutions acquisition.
•Inventory step-up related to the incremental cost to value inventory acquired as part of the UW Solutions acquisition at fair value. These costs were expensed to cost of goods sold over the period the inventory was sold.

(2)
Restructuring charges related to Project Fortify, including $(0.2) million of employee termination costs and $1.3 million of other costs incurred in the fourth quarter of fiscal 2025, and $1.1 million of employee termination costs and, $3.2 million of other costs incurred in fiscal 2025. Restructuring charges related to Project Fortify, including $6.2 million of asset impairment charges, $5.9 million of employee termination costs and $0.3 million of other costs incurred in the fourth quarter of fiscal 2024.

(3)	Impairment expense on intangible assets in the Architectural Metals Segment.
(4)	Expense related to an arbitration award, which represents the impact of the award amount net of existing reserves and estimated insurance proceeds.
(5)	Realization of a New Markets Tax Credit (NMTC) benefit during the second quarter of fiscal 2024, which was recorded in other expense (income), net.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Reconciliation of Non-GAAP Measure - Adjusted Return on Invested Capital Reconciliation
(Unaudited)
	Twelve Months Ended
(In thousands, except percentages)	March 1, 2025	March 2, 2024
Net earnings	$85,052	$99,613
Interest expense, net (after tax)	4,619	5,002
Other income, net (after tax)	(467)	(1,567)
Net operating income after taxes	$89,204	$103,048
Adjustments:
Acquisition-related costs (1)	10,302	—
Restructuring charges (2)	4,323	12,403
Impairment expense (3)	7,634	—
Arbitration award expense (4)	9,393	—
Total adjustments	$31,652	$12,403
Less income tax impact on adjustments (5)	7,832	3,101
Adjusted net operating income after taxes	$113,024	$112,350

Average invested capital (6)	$757,178	$668,555

Return on invested capital (ROIC) (7)	11.8%	15.4%
Adjusted ROIC (8)	14.9%	16.8%

(1)
Acquisition-related costs include:
•Transaction costs related to the UW Solutions acquisition.
•Integration costs related to one-time expenses incurred to integrate the UW Solutions acquisition.
•Backlog amortization related to the value attributed to contracting the backlog purchased in the UW Solutions acquisition. These costs were amortized in SG&A over the period that the contracted backlog was shipped.
•Inventory step-up related to the incremental cost to value inventory acquired as part of the UW Solutions acquisition at fair value. These costs were expensed to cost of goods sold over the period the inventory was sold.

(2)
Restructuring charges related to Project Fortify, including $1.1 million of employee termination costs and $3.2 million of other costs incurred in fiscal 2025. Restructuring charges related to Project Fortify, including $6.2 million of asset impairment charges, $5.9 million of employee termination costs and $0.3 million of other costs incurred in fiscal 2024.

(3)	Impairment expense on intangible assets in the Architectural Metals Segment.
(4)	Expense related to an arbitration award which, represents the impact of the award amount net of existing reserves and estimated insurance proceeds.
(5)	Income tax impact reflects the tax rate for the jurisdictions in which the charge or income occurred.
(6)	Average invested capital represents a trailing five quarter average of total assets less current liabilities (excluding current portion long-term debt).
(7)	ROIC is calculated by dividing net operating income after taxes by average invested capital.
(8)	Adjusted ROIC calculated by dividing adjusted operating income after taxes by average invested capital.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Fiscal 2026 Outlook
Reconciliation of Fiscal 2026 outlook of estimated Diluted Earnings per Share to Adjusted Diluted Earnings per Share
(Unaudited)

	Fiscal Year Ending February 28, 2026
	Low Range	High Range
Diluted earnings per share	$2.54	$3.19
Acquisition-related costs (1)	0.14	0.09
Restructuring charges (2)	1.20	1.11
Income tax impact on above adjustments per share	(0.33)	(0.29)
Adjusted diluted earnings per share	$3.55	$4.10

(1)	Acquisition-related costs include costs related to one-time expenses incurred to integrate the UW Solutions acquisition.
(2)	Restructuring charges related to Project Fortify Phase 2.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com